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                                                                    EXHIBIT 3.27

                            CERTIFICATE OF FORMATION
                                       OF
                              NEO CHESTER-GEN LLC

         The undersigned, being a natural person 18 years of age or older and for the purpose of forming a limited liability company for general business purposes under the Delaware Limited Liability Act, hereby adopts the following Certificate of Formation:

         1. Name: The name of the limited liability company is NEO Chester-Gen LLC.

         2. Registered Office: The address of the registered office of the limited liability company is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         3. Organizer: The name and address of the sole organizer of the limited liability company is Tammie S. Ptacek, NEO Corporation, 1221 Nicollet Mall, Suite 700, Minneapolis, Minnesota 55403-2445.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of NEO Chester-Gen LLC this 12th day of July, 2000.

                                                         /s/ Tammie S. Ptacek
                                                         -----------------------
                                                         Tammie S. Ptacek
                                                         Authorized Person
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                              CERTIFICATE OF MERGER

         Statoil Energy Power/Bethlehem, Inc., a Pennsylvania corporation ("SEPB") and NEO Chester-Gen LLC, a Delaware limited liability company ("NEO Chester"), do hereby agree and certify that:

         1. Attached hereto and incorporated herein by reference is the Plan and Agreement of Merger dated September 12, 2000, to become effective at the close of business on the Effective Date of Merger, as defined therein (the "Plan"), which has been authorized, adopted, approved, executed, certified and acknowledged by and on behalf of SEPB pursuant to the Pennsylvania Business Corporation Law of 1988, Subchapter C, and by and on behalf of NEO Chester pursuant to the Delaware Limited Liability Company Act, Section 18-209.

         2. NEO Power Services Inc., a Delaware corporation ("NPS") is the sole shareholder of SEPB, By actions in writing dated effective as of September 12, 2000, the sole shareholder and the Board, of Directors of SEPB approved) the Plan of Merger pursuant to the Pennsylvania Business Corporation Law of 1988,
Section 1924.

         3. NEO Corporation, a Minnesota corporation ("NEO") is the sole member of NEO Chester. By an action in writing dated effective as of September 12, 2000, NEO approved the Plan of Merger pursuant to the Delaware Limited Liability Company Act, Sections 18-209 and 18-302.

         4. The name of the surviving entity shall be "NEO Chester-Gen LLC, a Delaware limited liability company.

         5. The Merger shall become effective as of the close of business on September 12, 2000.

         6. A copy, of the Plan of Merger on file at the place of business of the surviving, entity, NEO Chester Delaware limited liability company, at 1221 Nicoller Mall. Suite 700, Minneapolis, Minnesota 55403 and a copy of the Plan of Merger will be furnished by the surviving entity on request and without cost to any shareholder of SEPB and any member of NEO Chester.

         7. NEO Chester Gen LLC, the surviving limited liability company is a qualified foreign limited liability company formed under the laws of the State of Delaware and the name of its commercial registered officer provider and the county of venue is The Corporation Trust Company (Philadelphia County).

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         IN WITNESS WHEREOF, the parties have caused this instrument to be executed as of September 11, 2000.

                                             STATOIL ENERGY POWER
                                             BETHLEHEM, INC., a Pennsylvania
                                             corporation

                                             By /s/ Tammie S. Ptacek
                                                -------------------------------
                                             Its Secretary
                                             TAMMIE S. PTACEK

                                             NEO CHESTER-GEN LLC a Delaware
                                             limited liability company

                                             By /s/ Tammie S. Ptacek
                                                -------------------------------
                                             Its Secretary
                                             TAMMIE S. PTACEK

                          PLAN AND AGREEMENT OF MERGER

         THIS PLAN AND AGREEMENT OF MERGER is made as the 12th day of September, 2000 (the "Plan") by and between Statoil Energy Power/Bethlehem, Inc. a Pennsylvania corporation ("SEPB") and NEO Chester Gen LLC, a Delaware limited liability company ("NEO Chester").

         WHEREAS, the sole shareholder of SEPB and the sole member of NEO Chester deem it advisable and in the best interests of both companies that SEPB be merged with and into NEO Chester pursuant to the Pennsylvania Business Corporation Law of 1988, Subchapter C, and the Delaware Limited Liability Company Act, Section 18-209, and upon the terms and conditions contained in this Plan, and have authorized and approved this Plan.

         NOW, THEREFORE, in consideration of the foregoing and the mutual promises set forth below, SEPB and NEO Chester hereby adopt agree, and consent to the following agreements, terms and conditions related to said merger (the "Merger") and the means of carrying the same into effect.

1.       Background

         (a) SEPB filed its Articles of Incorporation in the Commonwealth of Pennsylvania on November 21, 1991. Three are 100 shares of $1.00 par value common stock of SEPB outstanding prior to the Merger.

         (b) NEO Chester was organized under the laws of the State of Delaware on July 13, 2000.

         (c) NEO Power Services Inc. a Delaware corporation is the sole shareholder of SEPB and is the only member of NEO Chester entitled to vote on the Merger.

         (d) NEO Corporation, a Minnesota corporation ("NEO) is the sole member of NEO Chester and is the only member of NEO Chester entitled to vote on the Merger.

2.       Name of Surviving Entity: Terms and Conditions of the Merger.

         On the Effective Date (as defined in paragraph 3) of the Merger, NEO Chester (sometimes referred to herein as the "Surviving Entity") shall continue to exist under the name NEO Chester Gen LLC. SEPB shall be merged into NEO Chester and the separate existence of SEPB shall thereupon cease. NEO Chester as the Surviving Entity, shall assume all the rights privileges, liabilities and obligations of SEPB.

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

3.       Effective Date.

         Subject to the terms and conditions hereof, the Merger shall become effective as of the close of business on September 12, 2000 (the "Effective Date") or, if the Certificate of Merger is field thereafter, on the date upon which the Certificate of Merger is filed with the Department of State of the Common wealth of Pennsylvania and the Secretary of State of the State of Delaware.

4.       Certificate of Incorporation and Bylaws.

         On and after the Effective Date, the Certificate of Organization and Operating Agreement of NEO Chester shall remain in effect as the Certificate of Organization and Operating Agreement of the Surviving Entity, subject to amendment as provided by law, and may be certified, separate and apart from the Plan, as the amended Certificate of Organization and Operating Agreement of the Surviving Entity.

5.       Officers of Surviving Entity.

         The officers of NEO Chester shall remain the officers of the Surviving Entity on the Effective Date and shall serve at the pleasure of the Surviving Entity's member or members.

6.       Status and Surrender of Securities.

         (a) On the Effective Date, each outstanding share of capital stock of SEPB shall be automatically retired and canceled.

         (b) On the Effective Date, the sole member of NEO Chester shall remain the sole member of NEO Chester.

7.       Amendment, Extension and Waiver.

         At any time prior to the Effective Date, this Plan may be amended to the extent permitted by applicable law. The Plan may not be amended except in writing signed on behalf of each of the parties hereto. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in writing signed on behalf of such party.

8.       Certain Effects of the Merger.

         On the Effective Date:

         (a) SEPB shall merge with and into NEO Chester the Surviving Entity. The name of the Surviving Entity shall be "NEO Chester Gen LLC", a Delaware limited liability company;

         (b)      The separate existence of SEPB shall cease;

         (c) NEO Chester, the Surviving Entity, shall have all of the rights, privileges, immunities, and powers and shall be subject to all of the duties and liabilities, of a limited liability company organized under the Delaware Limited Liability Company Act;

         (d) NEO Chester, the Surviving Entity, shall possess all of the right, privileges, immunities, and franchises of a public nature, as well as of a private nature, of SEPB. All property, real, personal, and mixed, and all debts due on any account, including subscriptions to shares and all other things in action, and every other interest of or belonging to or due to SEPB shall vest in NEO Chester without any further act or deed. Confirmatory deeds assignments, or similar instruments to accomplish that vesting, may be signed and delivered at any time in the name of SEPB by its last officers. The title to any real estate or any interest held by SEPB which vests in NEO Chester shall not revert nor any way become impaired by reason of the Merger: and

         (e) As of the Effective Date, NEO Chester shall be responsible and liable for all the liabilities and obligations of SEPB. A claim of or against, or a pending proceeding by or against, substituted in the place of SEPB.

9.       Miscellaneous.

         (a) This Plan (including the documents and instruments referred herein): (i) constitutes the entire agreement of the parties hereto and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; and (ii) is not intended to confer upon any other person any rights or remedies hereunder.

         (b) All section headings are inserted for convenience only and shall not affect the interpretation of this Plan.

         (c) This Plan may be executed in one or more counterparts each of which shall be deemed an original, which together constitute one and the same instrument.

         (d) Both before and after the effectiveness of the Merger, the registered address of NEO Chester shall be: The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

         (e) Notwithstanding the approval of this Plan of Merger by the sole shareholder of SEPB and the sole member of NEO Chester, this Plan of Merger may be abandoned at any time prior to the effective date of the Merger.

                                       5

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         IN WITNESS WHEREOF, as of the date and year first above written, SEPB, pursuant to authority given by its sole shareholder, has caused this Plan to be adopted and signed by its duly authorized officer; NEO Chester, pursuant to authority given by its sole member, has caused this Plan to be adopted and signed by its duly authorized officer.

STATOIL ENERGY POWER/BETHLEHEM,              NEO CHESTER-GEN LLC
INC.

By: /s/ Tammie S. Ptacek                       By: /s/ Tammie S. Ptacek
    ------------------------                       -----------------------
  Its: Secretary                               Its: secretary
  TAMMIE S. PTACEK                             TAMMIE S. PTACEK

                                       6